Exhibit 99.1

[LOGO] Sovereign Bancorp                                            NEWS RELEASE

         Corporate Headquarters: 1500 Market Street, Philadelphia, Pa.

  FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
  DATE: 1/21/03      FINANCIAL CONTACTS
                     Jim Hogan       610-320-8496  jhogan@sovereignbank.com
                     Mark McCollom   610-208-6426  mmccollo@sovereignbank.com
                     Tye Barnhart    610-988-0300  tbarnhar@sovereignbank.com

                     MEDIA CONTACT:
                     Ed Shultz       610-371-3201  eshultz@soverignbank.com
--------------------------------------------------------------------------------

             Sovereign Announces Fourth Quarter 2002 EPS of $.33 and
                          Net Income of $93.1 Million

Quarterly Financial Highlights

      o     Net income of $93.1 million versus $73.5 million in 4Q01; up 27%

      o     Earnings per fully diluted share of $.33 versus $.28 in 4Q01; up 18%

      o     Cash earnings of $110.8 million versus $95.5 million in 4Q01; up 16%

      o     Net interest margin of 3.49% versus 3.69% in 4Q01; down 5%

      o Core deposits grew by $480 million from September 30, 2002; up 10% annualized

      o Consumer banking fee income up 19% from 4Q01 o Commercial banking fee income up 31% from 4Q01

      o Provision for loan losses of $36 million versus $32 million in 4Q01 and $38 million in 3Q02; provision exceeded net charge-offs by $3.5 million in the fourth quarter

      o Allowance for loan losses to total loans was 1.29% compared to 1.30% at December 31, 2001 and 1.31% at September 30, 2002

      o Non-performing assets ("NPAs") improved by $19.6 million from $276.7 million at September 30, 2002 to $257.1 million at December 31, 2002. NPAs to total assets improved by 5 basis points from 0.70% at September 30, 2002 to 0.65% at December 31, 2002.

      o Holding Company equity to assets ratio of 6.99% and Tier I leverage ratio of 5.01% versus 6.21% and 4.21% respectively, at December 31, 2001

      o Sovereign Bank equity to assets ratio of 10.39% and Tier I leverage ratio of 7.56%

Full Year Highlights

      o Net income of $342.0 million or $1.23 per share versus $116.8 million or $.45 per share in 2001

      o     Operating earnings of $356.2 million versus $287.0 million in 2001;
            up 24%

      o     Cash earnings of $422.1 million versus $378.3 million in 2001; up
            12%

      o Core deposits up $3.7 billion or 22.9%; same store core deposits up $3.2 billion or 20%

      o     Consumer banking fee income up $21.9 million or 14%

      o     Commercial banking fee income up $19.3 million or 25%

      o G&A Expenses (adjusted for the Main Street acquisition and expensing of options) were essentially flat from 2001 to 2002.

      o Holding company Tier I capital grew by 80 basis points to 5.01%. Tangible common equity grew by $537 million during 2002.

      o Paid-off $145 million of holding company debt in 2002; since November 1999 (New England acquisition financing), paid-off $543 million or 34% of holding company debt

      o     SOV common stock up 15% for the year 2002

      o     Book value per share up 19% to $10.57 at December 31, 2002

      o Successfully closed and integrated the Main Street Bancorp acquisition

      PHILADELPHIA, PA. Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported net income for the fourth quarter 2002 of $93.1 million, or $.33 per diluted share. Fourth quarter 2002 net income and earnings per share were equal to the third quarter amounts, and exceeded fourth quarter 2001 net income and earnings per share of $73.5 million and $.28 per share, respectively. Cash earnings increased to $110.8 million, up 16% compared to $95.5 million for the fourth quarter of 2001. A reconciliation of net income, operating earnings and cash earnings is included in a later section of this release.

      For the year ended December 31, 2002, Sovereign reported net income of $342.0 million, or $1.23 per share, compared to $116.8 million, or $.45 per share, for 2001. Full year 2002 net income includes after-tax merger-related charges of $14.2 million or $.05 per diluted share related to Sovereign's March 2002 acquisition of Main Street Bancorp. Excluding these charges, operating earnings were $356.2 million, an increase of 24% over 2001 operating earnings of $287.0 million. In 2001, operating earnings excluded the loss on extinguishment of debt of $6.5 million, restructuring costs associated with the closure of 14 branches of $5.5 million and $158 million of non-solicitation expenses related to the FleetBoston acquisition. Cash earnings increased 12% to $422.1 million from $378.3 million in 2001. As previously announced, Sovereign adopted Statement of Financial Accounting Standards No. 123 (expensing of stock options) and No. 142 (cessation of goodwill amortization) in 2002.

      Commenting on fourth quarter and full year 2002 results, Jay S. Sidhu, Sovereign's Chairman and Chief Executive Officer, said, " We are pleased to report another strong and transparent quarter of earnings. We have delivered on our earnings guidance for the quarter and for the full year of 2002. We have also exceeded our goal of 5.00% Tier I capital at the holding company. The banking sector faced a very challenging economic environment in 2002, and we are proud of the performance of Sovereign and all of its team members."

Net Interest Income and Margin

      Sovereign reported fourth quarter net interest income of $293.1 million, up $15.5 million from the fourth quarter of 2001 driven by a higher level of earning assets, mitigated somewhat by margin contraction. On a linked quarter basis, net interest income declined by $4.4 million driven by mild asset sensitivity and the direction of market rates during the fourth quarter of 2002. James D. Hogan, Sovereign's Chief Financial Officer, said, "Sovereign would clearly benefit from a rising rate environment based on our balance sheet characteristics at this time."

      Sovereign reported fourth quarter net interest margin of 3.49% compared to 3.62% in the third quarter of 2002 and 3.69% in the fourth quarter of 2001. Hogan said, "Our net interest margin declined by 13 basis points on a linked quarter basis and by 20 basis points versus the prior year period. The margin was negatively impacted by our mild asset sensitivity and by reinvestment yields continuing to be materially lower than the yields on maturing assets."

Non-Interest Income and Expense

      Consumer banking fees for the fourth quarter of 2002 were $48.9 million, which represents an increase of $7.9 million, or 19%, over the same period in 2001. Increases in the number of deposit accounts, higher transaction volumes, and new programs and initiatives drove the growth in these revenues. Commercial banking fees were $23.8 million, an increase of $5.6 million or 31%, versus the same period a year ago. Increases in loan and deposit fees were fueled by aggressive cross-selling, enhanced product platforms and by expanding market share across the entire franchise.

      Mortgage banking revenues were $8.3 million in the fourth quarter of 2002, down $4.8 million from the fourth quarter of 2001. Included in the fourth quarter of 2002 was a charge for impairment of servicing rights of $4.5 million. At December 31, 2002, net mortgage servicing rights were $55.5 million. Capital markets revenues increased by $2.5 million versus the same period a year ago due to an expanded customer base and product offerings. Fourth quarter 2002 gains on investments and related derivatives transactions were $14.4 million, net of impairments of $4.8 million related to our retained interests in securitized assets. This compares to $12.7 million in the third quarter of 2002 and a loss of $2.0 million in the fourth quarter of 2001. Hogan said, "In a record low rate environment, the opportunity to take gains while improving the duration of the investment portfolio is a sound asset-liability strategy."

      G&A expenses, on a linked-quarter basis, grew by $5.7 million, primarily driven by increases in compensation and marketing costs as well as $2.6 million of accelerated depreciation charges on certain equipment that was replaced by more current technology. The corporation's efficiency ratio increased on a linked-quarter basis; however, the full year 2002 efficiency ratio improved by 26 basis points to 53.23% from 53.49% the prior year. The efficiency ratio for the fourth quarter and full year were negatively affected by the expensing of stock options in 2002. Hogan said, "Excluding expenses related to the Main Street acquisition and our decision to expense stock options, G&A expenses were essentially flat from 2001 to 2002. Expense control remains a daily focus at Sovereign."

Franchise Growth

      During the fourth quarter, core deposits grew by $480 million or 10% on an annualized basis. Commercial loans increased by $436 million, consumer loans increased by $391 million and residential loans declined by $173 million. The following table depicts Sovereign's loan composition as of December 31, 2002 ($ in millions):

---------------------------------------------------------------------------------------------
Loan Category                  Ending Balance          4Q02 Yield         % of Total Loans
---------------------------------------------------------------------------------------------
Commercial                         $10,260               5.52%                   44%
---------------------------------------------------------------------------------------------
Consumer                             8,519               6.45%                   37%
---------------------------------------------------------------------------------------------
Residential Mortgages                4,348               6.38%                   19%
                                     -----               -----                   ---
---------------------------------------------------------------------------------------------
  Total Loans                      $23,127               6.03%                  100%
                                   =======               =====                  ====
---------------------------------------------------------------------------------------------

Sovereign also improved the cost and mix of its deposits during the quarter. The following table depicts Sovereign's deposit composition as of December 31, 2002 ($ in millions):

---------------------------------------------------------------------------------------------
Deposit Category                 Ending Balance         4Q02 Cost       % of Total Deposits
---------------------------------------------------------------------------------------------
Checking                             $11,036              0.91%                  41%
---------------------------------------------------------------------------------------------
Other Core (MMDA & Savings)            8,729              1.40%                  33%
---------------------------------------------------------------------------------------------
Time Deposits                          7,020              3.11%                  26%
                                       -----              -----                  ---
---------------------------------------------------------------------------------------------
  Total Deposits                     $26,785              1.66%                 100%
                                     =======              =====                 ====
---------------------------------------------------------------------------------------------

Sovereign's cost of deposits was 1.66% in the fourth quarter of 2002 versus 1.82% in the third quarter and 2.16% in the fourth quarter of 2001. Fourth quarter 2002 loan to deposit spread was 4.37%, and the loan to deposit ratio stood at 86% on December 31, 2002.

Asset Quality

      Sovereign's provision for loan losses was $36.0 million this quarter compared to $38 million in the third quarter of 2002 and $32.0 million in the fourth quarter of 2001. Sovereign reported $32.5 million in net charge-offs
(NCOs), an increase of $2 million over the third quarter of 2002. Provision for loan losses exceeded net charge-offs by $3.5 million. Non-performing assets ("NPAs") improved by $19.6 million from $276.7 million at September 30, 2002 to $257.1 million at December 31, 2002. NPAs to total assets improved by 5 basis points from 0.70% at September 30, 2002 to 0.65% at December 31, 2002. NPAs were $244.7 million, and NPAs to total assets were 0.69% at December 31, 2001. Allowance for loan losses to total loans was 1.29% at December 31, 2002 versus 1.30% at December 31, 2001 and 1.31% at September 30, 2002.

      "We realized our first sizeable reduction in non-performing loans ("NPLs") in the past six quarters, while continuing to increase our total allowance for loan losses and our key coverage ratios," stated Dennis S. Marlo, Sovereign's Chief Risk Management Officer. "Throughout the year, we experienced results in our NPLs and net charge-offs ("NCOs") in line with our guidance, and we continue to believe that Sovereign's credit quality remains stable during this sluggish economic climate due to the quality and diversification of our overall loan portfolio. Our slightly higher than usual NCOs in the residential portfolio is due to an accelerated disposition of troubled loans that were part of our 2000 acquisition from FleetBoston and had continued to be serviced by other providers. We approach 2003 with optimism that an economic stimulus program and a sustained economic recovery may favorably impact the latter part of 2003, but remain vigilant that many uncertainties must dissipate before this stable growth pattern is manifested," continued Marlo.

Capital

      Sovereign's capital ratios continued to improve during the fourth quarter. Holding Company equity to assets ratio grew by 14 basis points to 6.99% at December 31, 2002 from 6.85% at September 30, 2002. The holding company's Tier I leverage ratio grew by 31 basis points to 5.01% at December 31, 2002 from 4.70% at September 30, 2002. Tangible common equity to tangible assets increased to 3.61% from 3.29% at September 30, 2002.

Closing Comments

      "We delivered on all our financial goals for 2002. We remain focused and committed to delivering on our goals for the coming years and reiterate our 2003 guidance for operating earnings of between $1.40 and $1.45 per fully diluted share," Sidhu concluded.

Other Highlights

o Sovereign Bank stepped forward to help convince a company that caters to outdoor enthusiasts to construct a superstore near Reading, Pa. The Cabela's superstore, the biggest store planned by the Nebraska company, is expected to attract an estimated 6 million people annually to the Berks County area, which would make it the largest tourist attraction in Pennsylvania. Sovereign agreed to provide $750,000 to Tilden Township, where the Cabela's store will be located. Township officials said the money would offset some of the real estate taxes the township agreed to give up in order to lure Cabela's.

      The contribution, which will be paid over three years, shows how partnerships between business and government can solve community problems and spark economic growth in a community impacted recently by significant job losses. The Cabela's store is expected to spur links to outlet centers, lead to road improvements and attract new businesses beyond the hotels and restaurants that typically follow construction of this type of retail establishment. Sovereign expects to develop a significant business relationship with Cabela's.

o Sovereign Bank and the Boston-based Disability Law Center, Inc. (DLC) announced Nov. 21 that the bank had launched several major initiatives intended to provide easier access to its banking services to individuals with visual impairments as well as other customers. These initiatives include the installation of Talking ATMs, a more user-friendly format on Sovereign's Internet Web site, www.sovereignbank.com, and greater accessibility to printed materials.

o Sovereign team members wrote another uplifting chapter in giving back to the community by holding their annual Holiday Book Drive in New England between December 2 and December 27, which resulted in the collection of more than 13,000 books. This was the third year that Sovereign collected new and gently used children's books at all of its Community Banking Offices in New England. The books were distributed to children through United Way partner agencies in Massachusetts, Connecticut, Rhode Island and New Hampshire.

o     During the fourth quarter, Sovereign announced the appointment of Lawrence
      F. Delp as executive vice president/managing director for central and northern Pennsylvania. Delp's responsibilities include driving growth and earnings in commercial banking in these areas.

o Delp has 28 years of executive banking experience in the areas of corporate lending, strategic planning, change management, relationship management, and retail management. Prior to joining Sovereign, he was executive vice president of Commercial and Government Banking at First Union National Bank. He was responsible for managing loan and deposit growth for the commercial and government banking groups within Pennsylvania and Delaware.

      This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measures of Operating Earnings and Cash Earnings in their analysis of the company's performance. These measures typically adjust net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating earnings in 2002 and 2001 represents net income adjusted for the after-tax effect effects of merger-related and integration charges, loss on debt extinguishments and restructuring charges. Cash earnings are operating earnings plus the tax-effected add-back of intangible assets amortization and stock option and ESOP expenses. Since these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

      Sovereign Bancorp, Inc., ("Sovereign") headquartered in Philadelphia, Pennsylvania, is the parent company of Sovereign Bank, a $40 billion financial institution with approximately 530 community banking offices, over 1,000 ATMs and about 7,500 team members in Connecticut, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, and Rhode Island. Sovereign is among the 25 largest banking institutions in the United States. For more information on Sovereign Bank, visit www.sovereignbank.com or call 1-877-SOV-BANK.

      Interested parties will have the opportunity to listen to a live web-cast of Sovereign's fourth quarter earnings call on January 22, 2003 beginning at 8:30 a.m. EST via www.sovereignbank.com, VCALL or PRNewswire. The web-cast replay can be accessed anytime from 11:00 a.m. on January 22, 2003 through 6:00 p.m. ET February 10, 2003. Questions will be answered via email, accessible from the Internet broadcast site. A replay can also be accessed during the above timeframe by dialing 800-642-1687, conference id# 7417071.

--------------------------------------------------------------------------------
Note:

This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of future operating results for 2003 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.
--------------------------------------------------------------------------------

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

--------------------------------------------------------------------------------------------------------------------------------
                                                                              Quarter Ended
                                                --------------------------------------------------------------------------------
                                                  Dec. 31         Sept. 30       June 30            Mar. 31           Dec. 31
                                                    2002            2002           2002               2002              2001
(dollars in millions, except per share data)                                   As Adjusted (1)   As Adjusted (1)
--------------------------------------------------------------------------------------------------------------------------------
Operating Data

Net income                                          $ 93.1          $ 93.1        $ 90.3            $ 65.4            $ 73.5
Operating earnings (2)                                93.1            93.1          90.3              79.6              73.5
Cash earnings (3)                                    110.8           109.3         106.8              95.2              95.5
Net interest income                                  293.1           297.6         297.0             271.9             277.7
Provision for loan losses                             36.0            38.0          28.0              44.5              32.0
Total fees and other income before
  securities transactions                            104.2            97.5          92.4              86.9              90.4
Gain/(loss) on investments and related
  derivatives transactions                            14.4            12.7           3.8              20.6              (2.0)
G&A expense                                          213.1           207.3         205.7             194.0             196.4
Other operating expense (4)                           35.6            35.3          36.4              51.7              47.4
--------------------------------------------------------------------------------------------------------------------------------

Performance Statistics

Net interest margin                                   3.49%           3.62%         3.72%             3.64%             3.69%
Cash return on average assets (3)                     1.11%           1.13%         1.14%             1.10%             1.07%
Operating return on average assets (2)                0.93%           0.96%         0.97%             0.92%             0.82%
Cash return on average equity (3)                    16.06%          16.65%        17.25%            16.96%            17.32%
Operating return on average equity (2)               13.49%          14.18%        14.59%            14.18%            13.32%
Annualized net loan charge-offs to
  average loans                                       0.56%           0.55%         0.50%             0.72%             0.48%
Efficiency ratio (5)                                 53.62%          52.48%        52.82%            54.07%            53.34%
--------------------------------------------------------------------------------------------------------------------------------

Per Share Data

Diluted earnings per share                            0.33            0.33          0.32              0.24              0.28
Dividend declared per share                           .025            .025          .025              .025              .025
Book value (6)                                       10.57           10.38          9.74              9.24              8.90
Common stock price:
  High                                               14.72           15.57         15.48             14.35             12.43
  Low                                                11.31           12.19         14.00             11.85              8.73
  Close                                              14.05           12.90         14.95             14.05             12.24
Weighted average common shares:
  Basic                                              261.3           261.0         260.5             250.6             247.1
  Diluted                                            281.5           281.0         281.2             269.0             262.5
End-of-period common shares:
  Basic                                              261.6           261.2         260.9             260.0             247.5
  Diluted                                            282.2           279.1         281.7             279.8             265.7
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                                 Year to Date
                                                                         -----------------------------
                                                                            Dec. 31          Dec. 31
                                                                              2002             2001
(dollars in millions, except per share data)
------------------------------------------------------------------------------------------------------
Operating Data

Net income                                                                  $ 342.0          $ 116.8
Operating earnings (2)                                                        356.2            287.0
Cash earnings (3)                                                             422.1            378.3
Net interest income                                                         1,159.6          1,054.3
Provision for loan losses                                                     146.5             97.1
Total fees and other income before
  securities transactions                                                     381.1            398.9
Gain/(loss) on investments and related
  derivatives transactions                                                     51.4             15.5
G&A expense                                                                   820.1            777.3
Other operating expense (4)                                                   159.0            444.4
------------------------------------------------------------------------------------------------------

Performance Statistics

Net interest margin                                                            3.61%            3.57%
Cash return on average assets (3)                                              1.12%            1.10%
Operating return on average assets (2)                                         0.94%            0.83%
Cash return on average equity (3)                                             16.67%           17.83%
Operating return on average equity (2)                                        14.07%           13.53%
Annualized net loan charge-offs to
  average loans                                                                0.58%            0.42%
Efficiency ratio (5)                                                          53.23%           53.49%
------------------------------------------------------------------------------------------------------

Per Share Data

Diluted earnings per share                                                     1.23             0.45
Dividend declared per share                                                   0.100            0.100
Book value (6)                                                                10.57             8.90
Common stock price:
  High                                                                        15.57            13.22
  Low                                                                         11.31             7.66
  Close                                                                       14.05            12.24
Weighted average common shares:
  Basic                                                                       258.5            244.6
  Diluted                                                                     279.0            256.9
End-of-period common shares:
  Basic                                                                       261.6            247.5
  Diluted                                                                     282.2            265.7
------------------------------------------------------------------------------------------------------

NOTES:  (1)   Expense provisions of SFAS 123 were adopted in the quarter ended
              September 30, 2002 for options granted in 2002. Previously reported amounts for the quarters ended June 30, 2002 and March
              31, 2002 have been adjusted to reflect the adoption of this change in accounting principle in accordance with the transition provisions of SFAS 123. 2001 periods do not reflect compensation expense for stock options under SFAS 123. The adoption of SFAS
              123 reduced net income by $3.7 million in the fourth quarter and $9.2 million, or $0.03 per share, for the year ended December
              31, 2002. See page J for a more complete discussion related to the impact on the first and second quarter of 2002.

        (2) Operating earnings for the year ended December 31, 2002 exclude the after-tax effect of special items related to the acquisition of Main Street Bancorp of $14.2 million, or $0.05 per share.

        (3) Cash earnings represents operating earnings excluding the after-tax effects of non-cash charges for amortization of intangible assets, stock option expense and ESOP expense. For the quarter and year-ended December 31, 2002, these non-cash charges totaled $17.7 million ($0.06 per share) and $65.9 million ($0.24 per share), respectively.

        (4) 2001 earnings include amortization of goodwill which was discontinued January 1, 2002 upon adoption of SFAS 142. If the new standards had been applied beginning January 1, 2001, net income would have been increased by $7.5 million and $29.3 million for the fourth quarter and year-ended 2001.

        (5) Efficiency Ratio equals general and administrative expenses excluding merger-related and other integration charges as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

        (6) Book value equals stockholders' equity divided by common shares outstanding.


                                        A

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

-------------------------------------------------------------------------------------------------------------------------------
                                                                               Quarter Ended

                                                   Dec. 31       Sept. 30          June 30            Mar. 31        Dec. 31
                                                    2002           2002             2002               2001           2002
(dollars in millions)                                                           As Adjusted (1)   As Adjusted (1)
-------------------------------------------------------------------------------------------------------------------------------
Financial Condition Data:

General
      Total assets                                 $ 39,524       $ 39,563         $ 38,239          $ 36,833         $ 35,475
      Loans                                          23,127         22,473           21,938            21,791           20,400
      Goodwill                                        1,025          1,025            1,025             1,025              955
      Core deposit intangible                           343            363              383               403              389
      Total deposits:                                26,785         26,536           25,603            24,816           23,298
        Core (2)                                     19,765         19,285           18,052            17,121           16,076
        Time (2)                                      7,020          7,251            7,551             7,694            7,222
      Borrowings                                      8,925          9,115            9,007             8,502            8,940
      Trust preferred securities and
        minority interests                              597            598              603               614              605
      Stockholders' equity                            2,764          2,711            2,541             2,403            2,202

Asset Quality
      Non-performing assets (3)                      $257.1         $276.7           $256.4            $248.8           $244.7
      Non-performing loans (3)                       $231.4         $255.3           $240.0            $232.2           $225.8
      Non-performing assets to total assets (3)        0.65%          0.70%            0.67%             0.68%            0.69%
      Non-performing loans to total loans (3)          1.00%          1.14%            1.09%             1.07%            1.11%
      Allowance for loan losses                      $298.8         $295.3           $287.7            $287.0           $264.7
      Allowance for loan losses
        to total loans                                 1.29%          1.31%            1.31%             1.32%            1.30%
      Allowance for loan losses (3)
        to non-performing loans                         129%           116%             120%              124%             117%

Capitalization - Bancorp (4)
      Shareholders' equity to total assets             6.99%          6.85%            6.64%             6.52%            6.21%
      Tangible equity to tangible assets               3.61%          3.29%            3.04%             2.88%            2.59%
      Tangible equity to tangible assets,
        net of tax                                     4.63%          4.37%            4.17%             4.07%            3.87%
      Tier 1 leverage capital ratio                    5.01%          4.70%            4.54%             4.47%            4.21%

Capitalization - Bank (4)
      Shareholders' equity to total assets            10.39%         10.40%           10.38%            10.48%           10.26%
      Tangible equity to tangible assets               7.56%          7.36%            7.37%             7.41%            7.19%
      Tier 1 leverage capital ratio                    7.56%          7.36%            7.39%             7.43%            7.21%
      Tier 1 risk-based capital ratio                  9.68%          9.65%            9.64%             9.64%            9.67%
      Total risk based capital ratio                  10.67%         10.62%           10.65%            10.67%           10.68%

      (1) Expense provisions of SFAS 123 were adopted in the quarter ended September 30, 2002 for options granted in 2002. Previously reported amounts for the quarters ended June 30, 2002 and March 31, 2002 have been adjusted to reflect the adoption of this change in accounting principle in accordance with the transition provisions of SFAS 123. See page J for a more complete discussion.

      (2) Certain balances in prior quarters have been reclassified to conform with the December 31, 2002 presentation.

      (3) In prior quarters, the balance of non-performing loans (NPL) was reduced by reserves provided for specific loans. As of December 31, 2002, the balance of NPL was not reduced by specific reserves. The balances and ratios for prior quarters have been adjusted to conform with the December 31, 2002 presentation.

      (4) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of December 31, 2002.


                                       B

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

--------------------------------------------------------------------------------------------------------------------------------
                                           Dec. 31           Sept. 30           June 30           Mar. 31            Dec. 31
(dollars in thousands)                       2002               2002              2002              2002               2001
--------------------------------------------------------------------------------------------------------------------------------
Assets
Cash and amounts due
  from depository institutions            $   972,614        $ 1,236,040       $ 1,061,575        $  974,793         $  907,279
Investments:
    Available-for-sale                     10,733,564         11,067,631        10,735,785         9,597,001          9,581,679
    Held-to-maturity                          632,513            704,750           761,480           820,642            883,437
--------------------------------------------------------------------------------------------------------------------------------
       Total investments                   11,366,077         11,772,381        11,497,265        10,417,643         10,465,116
--------------------------------------------------------------------------------------------------------------------------------
Loans:
  Commercial                               10,260,647          9,824,515         9,627,037         9,384,505          8,563,603
  Consumer                                  8,519,166          8,127,756         7,863,344         7,647,314          6,830,762
  Residential mortgages                     4,347,512          4,520,535         4,447,232         4,758,914          5,005,219
--------------------------------------------------------------------------------------------------------------------------------
       Total loans                         23,127,325         22,472,806        21,937,613        21,790,733         20,399,584
Less allowance for loan losses               (298,750)          (295,259)         (287,741)         (287,015)          (264,667)
--------------------------------------------------------------------------------------------------------------------------------
       Total loans, net                    22,828,575         22,177,547        21,649,872        21,503,718         20,134,917
--------------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                   281,427            280,615           276,660           278,178            251,587
Accrued interest receivable                   175,291            183,773           195,982           182,616            183,913
Goodwill                                    1,025,292          1,025,292         1,025,292         1,024,292            954,688
Core deposit intangible                       343,305            362,885           382,889           403,346            389,216
Bank owned life insurance                     765,534            756,518           722,806           714,258            724,242
Other assets                                1,766,078          1,768,112         1,426,740         1,335,075          1,463,880
--------------------------------------------------------------------------------------------------------------------------------
       Total assets                       $39,524,193        $39,563,163       $38,239,081       $36,833,919        $35,474,838
                                        ========================================================================================
Liabilities and Stockholders'
  Equity
Liabilities:
Deposits:
  Core                                    $19,764,959        $19,285,040       $18,052,334       $17,121,424        $16,075,487
  Time                                      7,020,021          7,250,861         7,550,601         7,694,126          7,222,087
--------------------------------------------------------------------------------------------------------------------------------
       Total deposits                      26,784,980         26,535,901        25,602,935        24,815,550         23,297,574
--------------------------------------------------------------------------------------------------------------------------------
Borrowings                                  8,925,326          9,114,880         9,007,218         8,502,109          8,939,770
Other liabilities                             452,612            603,964           484,425           498,948            430,485
--------------------------------------------------------------------------------------------------------------------------------
       Total liabilities                   36,162,918         36,254,745        35,094,578        33,816,607         32,667,829
--------------------------------------------------------------------------------------------------------------------------------
Redeemable capital securities
  and other minority interests                596,957            597,710           602,613           613,862            604,528
Stockholders' equity:
  Common Stock                              1,580,282          1,576,354         1,573,942         1,569,274          1,416,267
  Warrants                                     91,500             91,500            91,500            91,500             91,500
  Options Outstanding                          10,392              7,617             4,861             2,079                 --
  Unallocated ESOP shares                     (21,313)           (23,177)          (23,177)          (23,177)           (30,945)
  Treasury stock                               (1,832)            (2,027)           (2,215)           (3,562)              (515)
  Unvested restricted stock                    (4,228)            (4,228)           (4,256)           (6,272)            (6,272)
  Accumulated other
    comprehensive income/ (loss)               28,009             69,619            (7,299)          (51,196)           (33,135)
  Retained earnings                         1,081,508            995,050           908,534           824,804            765,581
--------------------------------------------------------------------------------------------------------------------------------
       Total stockholders' equity           2,764,318          2,710,708         2,541,890         2,403,450          2,202,481
--------------------------------------------------------------------------------------------------------------------------------
       Total liabilities and
         stockholders' equity             $39,524,193        $39,563,163       $38,239,081       $36,833,919        $35,474,838
                                        =========================================================================================


                                       C

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Quarter Ended
                                                                  ----------------------------------------------------------------
                                                                    Dec. 31     Sept. 30      June 30        Mar. 31      Dec. 31
                                                                      2002        2002        2002 As        2002 As        2001
(dollars in thousands, except per share data)                                                Adjusted(1)   Adjusted(1)
----------------------------------------------------------------------------------------------------------------------------------
Interest and dividend income:
   Interest on interest-earning deposits                                  $787        $915         $978      $1,940         $872
   Interest on investment securities
     Available for sale                                                154,331     161,094      158,638     140,698      153,226
     Held to maturity                                                    9,611      11,472       12,351      13,533       14,886
   Interest on loans                                                   349,865     350,862      353,809     338,656      352,697
----------------------------------------------------------------------------------------------------------------------------------
     Total interest and dividend income                                514,594     524,343      525,776     494,827      521,681
----------------------------------------------------------------------------------------------------------------------------------
Interest expense:
   Deposits                                                            111,562     119,420      116,295     111,010      126,261
   Borrowings                                                          109,900     107,373      112,476     111,888      117,761
----------------------------------------------------------------------------------------------------------------------------------
     Total interest expense                                            221,462     226,793      228,771     222,898      244,022
----------------------------------------------------------------------------------------------------------------------------------
     Net interest income                                               293,132     297,550      297,005     271,929      277,659
Provision for loan losses                                               36,000      38,000       28,000      44,500       32,000
----------------------------------------------------------------------------------------------------------------------------------
     Net interest income after provision for loan losses               257,132     259,550      269,005     227,429      245,659
----------------------------------------------------------------------------------------------------------------------------------
Non-interest income:
   Consumer banking fees                                                48,853      47,743       44,243      38,563       40,971
   Commercial banking fees                                              23,802      24,976       23,554      22,751       18,223
   Mortgage banking revenue                                              8,251       4,245        6,609       9,466       13,131
   Capital markets revenue                                               5,414       4,436        1,808       3,337        2,959
   Bank owned life insurance income                                     11,801      10,722       10,644      10,289       12,708
   Other                                                                 6,069       5,367        5,588       2,564        2,407
----------------------------------------------------------------------------------------------------------------------------------
     Total fees and other income before
       securities transactions                                         104,190      97,489       92,446      86,970       90,399
   Gain/(loss) on investments and related
     derivatives transactions                                           14,356      12,668        3,841      20,566       (1,997)
----------------------------------------------------------------------------------------------------------------------------------
     Total non-interest income                                         118,546     110,157       96,287     107,536       88,402
----------------------------------------------------------------------------------------------------------------------------------
Non-interest expense:
General and administrative
     Compensation and benefits (1)                                      93,084      91,460       92,258      86,011       81,900
     Occupancy and equipment                                            55,057      54,716       49,984      50,287       53,003
     Technology expense                                                 17,575      17,494       17,715      16,640       19,086
     Outside services                                                   12,942      12,210       12,631      11,452       12,162
     Other administrative expenses                                      34,392      31,445       33,105      29,649       30,186
----------------------------------------------------------------------------------------------------------------------------------
     Total general and administrative                                  213,050     207,325      205,693     194,039      196,337
Other expenses
     Amortization of goodwill and other intangibles (2)                 19,580      20,003       20,457      20,234       32,131
     Trust preferred securities and other
       minority interest expense                                        16,058      15,313       15,906      15,558       15,313
     Merger-related and integration charges                                 --          --           --      15,871           --
     Non-solicitation and restructuring expenses                            --          --           --          --           --
----------------------------------------------------------------------------------------------------------------------------------
     Total other expenses                                               35,638      35,316       36,363      51,663       47,444
----------------------------------------------------------------------------------------------------------------------------------
       Total non-interest expense                                      248,688     242,641      242,056     245,702      243,781
----------------------------------------------------------------------------------------------------------------------------------
     Income before income taxes (1)                                    126,990     127,066      123,236      89,263       90,280
Income tax expense (1)                                                  33,905      33,927       32,892      23,845       16,820
----------------------------------------------------------------------------------------------------------------------------------
Income before extraordinary items                                       93,085      93,139       90,344      65,418       73,460
   Loss on the early extinguishment of debt
     (net of tax of $3,526)                                                 --          --           --          --           --
----------------------------------------------------------------------------------------------------------------------------------
   Net income (1)                                                      $93,085     $93,139      $90,344     $65,418      $73,460
----------------------------------------------------------------------------------------------------------------------------------

                                                                  ----------------------------------------------------------------
       Diluted earnings per share (1)                                    $0.33       $0.33        $0.32       $0.24        $0.28
                                                                  ----------------------------------------------------------------
       Weighted average shares:
            Basic                                                      261,269     261,015      260,513     250,619      247,089
            Diluted (1)                                                281,467     281,007      281,237     268,981      262,514

-------------------------------------------------------------------------------------------
                                                                          Year Ended
                                                                 --------------------------
                                                                   Dec. 31       Dec. 31
                                                                     2002          2001
(dollars in thousands, except per share data)
-------------------------------------------------------------------------------------------
Interest and dividend income:
   Interest on interest-earning deposits                              $4,620        $2,522
   Interest on investment securities
     Available for sale                                              614,761       538,318
     Held to maturity                                                 46,967        68,607
   Interest on loans                                               1,393,192     1,613,028
-------------------------------------------------------------------------------------------
     Total interest and dividend income                            2,059,540     2,222,475
-------------------------------------------------------------------------------------------
Interest expense:
   Deposits                                                          458,287       705,886
   Borrowings                                                        441,637       462,307
-------------------------------------------------------------------------------------------
     Total interest expense                                          899,924     1,168,193
-------------------------------------------------------------------------------------------
     Net interest income                                           1,159,616     1,054,282
Provision for loan losses                                            146,500        97,100
-------------------------------------------------------------------------------------------
     Net interest income after provision for loan losses           1,013,116       957,182
-------------------------------------------------------------------------------------------
Non-interest income:
   Consumer banking fees                                             179,402       157,502
   Commercial banking fees                                            95,083        75,825
   Mortgage banking revenue                                           28,571        69,509
   Capital markets revenue                                            14,995        11,185
   Bank owned life insurance income                                   43,456        42,671
   Other                                                              19,588        42,200
-------------------------------------------------------------------------------------------
     Total fees and other income before
       securities transactions                                       381,095       398,892
   Gain/ (loss) on investments and related
     derivatives transactions                                         51,431        15,511
-------------------------------------------------------------------------------------------
     Total non-interest income                                       432,526       414,403
-------------------------------------------------------------------------------------------
Non-interest expense:
General and administrative
     Compensation and benefits (1)                                   362,813       318,686
     Occupancy and equipment                                         210,044       208,648
     Technology expense                                               69,424        71,654
     Outside services                                                 49,235        53,109
     Other administrative expenses                                   128,591       125,188
-------------------------------------------------------------------------------------------
     Total general and administrative                                820,107       777,285
Other expenses
     Amortization of goodwill and other intangibles (2)               80,274       133,551
     Trust preferred securities and other
       minority interest expense                                      62,835        59,063
     Merger-related and integration charges                           15,871         8,500
     Non-solicitation and restructuring expenses                          --       243,241
-------------------------------------------------------------------------------------------
     Total other expenses                                            158,980       444,355
-------------------------------------------------------------------------------------------
       Total non-interest expense                                    979,087     1,221,640
-------------------------------------------------------------------------------------------
     Income before income taxes (1)                                  466,555       149,945
Income tax expense (1)                                               124,570        26,575
-------------------------------------------------------------------------------------------
Income before extraordinary items                                    341,985       123,370
   Loss on the early extinguishment of debt
     (net of tax of $3,526)                                               --        (6,549)
-------------------------------------------------------------------------------------------
   Net income (1)                                                   $341,985      $116,821
-------------------------------------------------------------------------------------------

                                                                 --------------------------
       Diluted earnings per share (1)                                  $1.23         $0.45
                                                                 --------------------------
       Weighted average shares:
            Basic                                                    258,461       244,643
            Diluted (1)                                              279,039       256,895

(1) Expense provisions of SFAS 123 were adopted in the quarter ended September 30, 2002 for options granted in 2002. Previously reported amounts for the quarters ended June 30, 2002 and March 31, 2002 have been adjusted to reflect the adoption of this change in accounting principle in accordance with the existing transition provisions of SFAS 123. 2001 and prior periods do not reflect compensation expense for stock options under SFAS No. 123. See page J for a more complete discussion.

(2) 2001 values include amortization of goodwill which was discontinued January 1, 2002 upon adoption of SFAS 141/142.


                                       D

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

---------------------------------------------------------------------------------------------------------------
                                                                      Quarter Ended
                                         ----------------------------------------------------------------------
                                                December 31, 2002                    September 30, 2002
                                         ---------------------------------     --------------------------------
                                           Average                 Yield/       Average                  Yield/
(dollars in thousands)                     Balance     Interest(1) Rate         Balance     Interest(1)  Rate
---------------------------------------------------------------------------------------------------------------
Earning assets:
  Investment securities                  $11,398,146     $168,614   5.92%     $11,544,459    $177,384   6.15%
  Loans:
    Commercial                            10,011,388      140,036   5.52%       9,693,023     143,023   5.83%
    Consumer                               8,236,400      133,822   6.45%       7,983,446     133,543   6.64%
    Residential mortgages                  4,844,516       77,229   6.38%       4,467,594      75,491   6.76%
                                         ---------------------------------    -------------------------------
    Total loans                           23,092,304      351,087   6.03%      22,144,063     352,057   6.31%
                                         ---------------------------------    -------------------------------
    Allowance for loan losses               (293,024)                            (289,692)
                                         ---------------------------------    -------------------------------
    Total earning assets                  34,197,426     $519,701   6.05%      33,398,830    $529,441   6.31%
                                                         -----------------                   ----------------
Other assets                               5,438,366                            5,231,164
                                         -----------                          -----------
    Total assets                         $39,635,792                          $38,629,994
                                         ===========                          ===========
Funding liabilities
  Deposits:
    Core                                 $19,556,573      $55,533   1.13%     $18,567,828     $58,166   1.24%
    Time                                   7,152,274       56,029   3.11%       7,427,418      61,253   3.27%
                                         ---------------------------------    --------------------------------
    Total deposits                        26,708,847      111,562   1.66%      25,995,246     119,419   1.82%
                                         ---------------------------------    --------------------------------
Borrowings
    Federal Home Loan Bank
      advances                             5,846,287       78,854   5.30%       6,001,042      74,309   4.86%
    Fed funds and repurchase
      agreements                           1,125,331        3,363   1.17%         749,018       3,900   2.04%
    Other borrowings                       1,914,646       27,683   5.73%       1,941,260      29,164   5.95%
                                         ---------------------------------    -------------------------------
    Total borrowings                       8,886,264      109,900   4.87%       8,691,320     107,373   4.86%
                                         ---------------------------------    -------------------------------
    Total funding liabilities             35,595,111     $221,462   2.46%      34,686,566    $226,792   2.58%
                                         ---------------------------------    -------------------------------
Other liabilities                          1,303,996                            1,317,814
                                         -----------                          -----------
    Total liabilities                     36,899,107                           36,004,380
                                         -----------                          -----------
Stockholders' equity                       2,736,685                            2,625,614
                                         -----------                          -----------
    Total liabilities and
      stockholders' equity               $39,635,792                          $38,629,994
                                         ===========                          ===========
Net interest income                                      $298,239                            $302,649
                                                         ========                            ========
Interest rate spread                                                3.01%                               3.13%
Net interest margin                                                 3.49%                               3.62%

----------------------------------------------------------------------------------------------
                                                                       Quarter Ended
                                                              --------------------------------
                                                                       December 31, 2001
                                                              --------------------------------
                                                               Average                  Yield/
(dollars in thousands)                                        Balance      Interest(1)   Rate
----------------------------------------------------------------------------------------------
Earning assets:
  Investment securities                                     $10,549,379     $171,633    6.51%
  Loans:
    Commercial                                                8,334,244      135,907    6.44%
    Consumer                                                  6,811,664      124,096    7.24%
    Residential mortgages                                     5,110,753       93,934    7.35%
                                                            ---------------------------------
    Total loans                                              20,256,661      353,937    6.94%
                                                            ---------------------------------
    Allowance for loan losses                                  (258,154)
                                                            ---------------------------------
    Total earning assets                                     30,547,886     $525,570    6.85%
                                                                            -----------------
Other assets                                                  4,784,210
                                                            -----------
    Total assets                                            $35,332,096
                                                            ===========
Funding liabilities
  Deposits:
    Core                                                    $15,696,738      $44,192    1.12%
    Time                                                      7,446,634       82,069    4.37%
                                                            ---------------------------------
    Total deposits                                           23,143,372      126,261    2.16%
                                                            ---------------------------------
Borrowings
    Federal Home Loan Bank
      advances                                                6,314,031       78,860    4.90%
    Fed funds and repurchase
      agreements                                              1,035,780        6,877    2.60%
    Other borrowings                                          1,657,122       32,024    7.73%
                                                            ---------------------------------
    Total borrowings                                          9,006,933      117,761    5.15%
                                                            ---------------------------------
    Total funding liabilities                                32,150,305     $244,022    3.00%
                                                            ---------------------------------
Other liabilities                                               993,691
                                                            -----------
    Total liabilities                                        33,143,996
                                                            -----------
Stockholders' equity                                          2,188,100
                                                            -----------
    Total liabilities and
      stockholders' equity                                  $35,332,096
                                                            ===========
Net interest income                                                         $281,548
                                                                            ========
Interest rate spread                                                                    3.19%
Net interest margin                                                                     3.69%

(1) Tax equivalent basis


                                       E

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

-------------------------------------------------------------------------------------------------------------------
                                                                          Year Ended
                                            -----------------------------------------------------------------------
                                                   December 31, 2002                    December 31, 2001
-------------------------------------------------------------------------------  ----------------------------------
                                              Average                    Yield/    Average                   Yield/
(dollars in thousands)                        Balance      Interest(1)   Rate      Balance      Interest(1)  Rate
-------------------------------------------------------------------------------------------------------------------
Earning assets:
   Investment Securities                    $11,030,458     $681,760     6.18%    $9,056,538      $619,657    6.84%
   Loans:
     Commercial                               9,482,973      559,152     5.90%     8,222,120       624,301    7.59%
     Consumer                                 7,745,575      520,216     6.71%     6,613,153       513,572    7.77%
     Residential mortgages                    4,729,353      318,760     6.74%     6,285,920       480,149    7.64%
                                            ----------------------------------   ----------------------------------
     Total loans                             21,957,901    1,398,128     6.37%    21,121,193     1,618,022    7.66%
                                            ----------------------------------   ----------------------------------
     Allowance for loan losses                 (287,141)                            (255,555)
                                            ----------------------------------   ----------------------------------
     Total earning assets                    32,701,218   $2,079,888     6.36%    29,922,176    $2,237,679    7.48%
                                                          --------------------                  -------------------
Other assets                                  5,060,035                            4,552,095
                                            -----------                          -----------
     Total assets                           $37,761,253                          $34,474,271
                                            ===========                          ===========
Funding liabilities
  Deposits:
     Core                                   $17,997,216     $205,613     1.14%   $15,325,258      $273,217    1.78%
     Time                                     7,363,772      252,674     3.43%     8,194,940       432,670    5.28%
                                            -----------------------------------  -----------------------------------
     Total deposits                          25,360,988      458,287     1.81%    23,520,198       705,887    3.00%
                                            -----------------------------------  -----------------------------------
  Borrowings
     Federal Home Loan
       Bank advances                          5,996,370      306,825     5.12%     5,954,048       311,453    5.23%
     Fed funds and repurchase
       agreements                               694,640       13,015     1.87%       624,155        22,150    3.55%
     Other borrowings                         1,954,471      121,797     6.23%     1,410,636       128,703    9.12%
                                            ----------------------------------   ----------------------------------
     Total borrowings                         8,645,481      441,637     5.11%     7,988,839       462,306    5.79%
                                            ----------------------------------   ----------------------------------
     Total funding liabilities               34,006,469     $899,924     2.65%    31,509,037    $1,168,193    3.71%
                                            ----------------------------------   ----------------------------------
Other liabilities                             1,222,385                              843,660
                                            -----------                          -----------
     Total liabilities                       35,228,854                           32,352,697
                                            -----------                          -----------
Stockholders' equity                          2,532,399                            2,121,574
                                            -----------                          -----------
     Total liabilities and
       stockholders' equity                 $37,761,253                          $34,474,271
                                            ===========                          ===========
Net interest income                                       $1,179,964                            $1,069,486
                                                          ==========                            ==========
Interest rate spread                                                     3.12%                                3.10%
Net interest margin                                                      3.61%                                3.57%

(1) Tax equivalent basis


                                       F

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

--------------------------------------------------------------------------------------------------------------------------------

NON-PERFORMING ASSETS

--------------------------------------------------------------------------------------------------------------------------------
                                                        Dec. 31         Sept. 30       June 30         Mar. 31         Dec. 31
(dollars in thousands)                                    2002            2002           2002           2002            2001
--------------------------------------------------------------------------------------------------------------------------------
Non-accrual loans: (1)
  Commercial                                            $160,806        $169,268       $151,981        $140,736        $119,769
  Consumer                                                32,844          31,066         29,010          29,555          28,032
  Residential mortgages                                   36,849          53,919         57,693          60,400          76,737
--------------------------------------------------------------------------------------------------------------------------------
  Total non-accrual loans                                230,499         254,253        238,684         230,691         224,538
Restructured loans                                           893           1,087          1,305           1,498           1,280
--------------------------------------------------------------------------------------------------------------------------------
  Total non-performing loans                             231,392         255,340        239,989         232,189         225,818
Real estate owned, net                                    19,007          14,128         10,728          10,594          12,076
Other repossessed assets                                   6,663           7,281          5,711           5,989           6,852
--------------------------------------------------------------------------------------------------------------------------------
  Total non-performing assets                           $257,062        $276,749       $256,428        $248,772        $244,746

Non-performing loans as a percentage
  of total loans                                            1.00%           1.14%          1.09%           1.07%           1.11%
Non-performing assets as a percentage
  of total assets                                           0.65%           0.70%          0.67%           0.68%           0.69%
Non-performing assets as a percentage
  of total loans and real estate owned                      1.11%           1.23%          1.17%           1.14%           1.20%
Allowance for loan losses as a percentage
  of non-performing loans                                    129%            116%           120%            124%            117%

NET LOAN CHARGE-OFFS (RECOVERIES)

--------------------------------------------------------------------------------------------------------------------------------
                                                        Dec. 31         Sept. 30        June 30         Mar. 31         Dec. 31
Quarters ended (in thousands)                             2002            2002            2002           2002            2001
--------------------------------------------------------------------------------------------------------------------------------
  Commercial                                             $18,564         $20,430        $17,056         $23,798         $12,978
  Consumer                                                10,889           9,576          9,742           9,577          11,312
  Residential mortgages                                    3,056             476            476           3,653             152
--------------------------------------------------------------------------------------------------------------------------------
  Total                                                  $32,509         $30,482        $27,274         $37,028         $24,442

DEPOSIT COMPOSITION (2)

--------------------------------------------------------------------------------------------------------------------------------
                                                       Dec. 31        Sept. 30        June 30         Mar. 31         Dec. 31
Quarters ended (in thousands)                            2002            2002            2002           2002            2001
--------------------------------------------------------------------------------------------------------------------------------
  Demand deposit accounts                             $4,067,784      $4,032,345     $3,848,820      $3,766,905      $3,719,829
  NOW accounts                                         6,967,973       6,494,376      5,376,952       4,499,282       4,414,123
  Savings accounts                                     2,971,779       2,945,108      3,031,326       3,068,113       2,930,987
  Money market accounts                                5,757,423       5,813,211      5,795,236       5,787,124       5,010,548
  Retail certificates                                  6,736,443       6,925,561      7,177,838       7,267,550       6,959,877
  Jumbo certificates                                     283,578         325,300        372,763         426,576         262,210
--------------------------------------------------------------------------------------------------------------------------------
    Total                                            $26,784,980     $26,535,901    $25,602,935     $24,815,550     $23,297,574

LOAN COMPOSITION

--------------------------------------------------------------------------------------------------------------------------------
                                                     Dec. 31        Sept. 30        June 30           Mar. 31         Dec. 31
Quarters ended (in thousands)                         2002            2002            2002              2002            2001
--------------------------------------------------------------------------------------------------------------------------------
  Commercial real estate                             $ 3,883,421     $ 3,873,405    $ 3,682,366     $ 3,623,838     $ 2,987,747
  Commercial industrial loans                          5,007,045       4,849,320      4,758,043       4,629,240       4,506,198
  Other                                                1,370,181       1,101,790      1,186,628       1,131,427       1,069,658
--------------------------------------------------------------------------------------------------------------------------------
Total commercial loans                               $10,260,647      $9,824,515     $9,627,037      $9,384,505      $8,563,603
--------------------------------------------------------------------------------------------------------------------------------
  Home equity loans                                    5,165,834       4,747,633      4,589,610       4,419,321       3,756,391
  Auto loans                                           3,038,976       3,057,071      2,952,784       2,890,785       2,733,106
  Other                                                  314,356         323,052        320,950         337,206         341,265
--------------------------------------------------------------------------------------------------------------------------------
Total consumer loans (3)                               8,519,166       8,127,756      7,863,344       7,647,314       6,830,762
--------------------------------------------------------------------------------------------------------------------------------
Total residential loans                                4,347,512       4,520,535      4,447,232       4,758,914       5,005,219
--------------------------------------------------------------------------------------------------------------------------------
Total loans                                          $23,127,325     $22,472,806    $21,937,613     $21,790,733     $20,399,584
--------------------------------------------------------------------------------------------------------------------------------

(1) In prior quarters, the balance of non-performing loans (NPL's) was reduced by reserves provided for specific loans. As of December 31, 2002, the balance of NPL's was not reduced by specific reserves. The balances and ratios for prior quarters have been adjusted to conform with the December 31, 2002 presentation.

(2) Prior period deposit composition balances have been reclassified to conform to the current period presentation.

(3) Prior period consumer loan composition was reclassified to conform to current period presentation.


                                       G

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF CASH AND OPERATING EARNINGS TO REPORTED EARNINGS
(unaudited)
--------------------------------------------------------------------------------

Operating earnings for 2002 exclude the after tax effects of loan loss provision and merger expenses related to the Main Street acquisition. Operating earnings for 2001 exclude the after tax effects of special charges for restructuring costs associated with the closure of 14 branches, early extinguishment of debt, and expense related to a non-solicitation agreement with FleetBoston. Final payment under the non-solicitation agreement was made to FleetBoston in September 2001. Cash earnings are operating earnings excluding the after-tax effects of non-cash charges for amortization of intangible assets, stock option expense, and ESOP expense.

---------------------------------------------------------------------------------------------------------
(dollars in thousands, net of tax)                        Quarter Ended                 Year Ended
---------------------------------------------------------------------------------------------------------
                                                          Total dollars                Total dollars
                                                ---------------------------------   ---------------------
                                                 Dec. 31     Sept. 30   Dec. 31      Dec. 31     Dec. 31
                                                  2002         2002      2001          2002       2001
                                                ---------   ---------- ---------    ---------- ----------
Net income as reported                          $ 93,085    $ 93,139    $73,460      $341,985   $116,821
                                                --------    --------    -------      --------   --------
  Loss on the early extinguishment of debt            --          --         --            --      6,549
                                                --------    --------    -------      --------   --------
  Main Street Bancorp acquisition:
    Net merger related and integration costs          --          --         --        10,316         --
    Provision for loan loss                           --          --         --         3,900         --
                                                --------    --------    -------      --------   --------
  Restructuring                                       --          --         --            --      5,525
                                                --------    --------    -------      --------   --------
  Non-solicitation expense                            --          --         --            --    158,106
                                                --------    --------    -------      --------   --------
Operating earnings                              $ 93,085    $ 93,139    $73,460      $356,201   $287,001
                                                --------    --------    -------      --------   --------
  Amortization of intangibles(1)                  13,269      13,545     21,535        54,121     89,408
                                                --------    --------    -------      --------   --------
  Stock option expense(2)                          3,666       2,020         --         9,249         --
                                                --------    --------    -------      --------   --------
  ESOP expense                                       736         641        502         2,554      1,906
                                                --------    --------    -------      --------   --------
Cash earnings                                   $110,756    $109,345    $95,497      $422,125   $378,315
                                                --------    --------    -------      --------   --------
Weighted average fully diluted shares            281,467     281,007    262,514       279,039    256,895
                                                --------    --------    -------      --------   --------

(1) 2001 earnings include amortization of goodwill which was discontinued January 1, 2002 upon adoption of SFAS 142. If the new standards had been applied beginning January 1, 2001, net income would have been increased by $7.5 million and $29.3 million for the fourth quarter and year-ended 2001.

(2) Expense provisions of SFAS 123 were adopted in the quarter ended September 30, 2002 for options granted in 2002. 2001 amounts do not include compensation expense for stock options under SFAS No. 123. See page J for a more complete discussion.


                                       H

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
--------------------------------------------------------------------------------

Rollforward of Weighted Average Diluted Shares
--------------------------------------------------------------------------------
(in millions)
                                          Quarter Ended           Year Ended
                                        -----------------      -----------------
                                        December 31, 2002      December 31, 2002
                                        -----------------      -----------------
Weighted average diluted
  shares at beginning of period               281.0                   256.9

Average shares issued, net
  of treasury:
  Main Street Bancorp acquisition
    (net shares issued 11.4)                     --                     9.3
  Other                                         0.9                     4.5
Dilutive average effect of
  warrants and stock-based
  compensation plans:
  Warrants                                     (0.4)                    7.0
  Stock-based compensation plans                 --                     1.3
                                              -----                   -----

Weighted average diluted
  shares at end of period                     281.5                   279.0


Dilutive Effect of Warrants - Convertible Trust Preferred Securities (PIERS)


--------------------------------------------------------------------------------

(in millions, except for share price)
--------------------------------------------------------------------------------

    Share      Dilutive effect of
    Price            PIERS
--------------------------------------------------------------------------------
    $10.00            11.9
    $11.00            13.6
    $12.00            15.0
    $13.00            16.2
    $13.74            17.0        - Average share price 4Q '02
    $14.00            17.2
    $14.12            17.4        - Average share price 3Q '02
    $15.00            18.1
    $16.00            18.9
    $17.00            19.6
    $18.00            20.2
    $19.00            20.8
    $20.00            21.3


                                       I

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
--------------------------------------------------------------------------------

The following table represents the impact resulting from the adoption of SFAS 123 on our financial results for the first and second quarters.


(dollars in millions, except per               June 30, 2002      June 30, 2002
share amounts and ratios)                       As Reported        As Adjusted
--------------------------------               -------------      -------------
Other assets                                     $ 1,425.4          $ 1,426.7
Total assets                                      38,237.8           38,239.1
Retained earnings                                    912.1              908.5
Stockholders' Equity                               2,540.6            2,541.9
Compensation and benefits                             89.5               92.3
Net income                                            92.4               90.3
Operating earnings                                    92.4               90.3
Diluted EPS                                           0.33               0.32
Weighted average diluted shares (in millions)        282.2              281.2
Efficiency ratio                                     52.10%             52.48%


(dollars in millions, except per              March 31, 2002     March 31, 2002
share amounts and ratios)                      As Reported        As Adjusted
--------------------------------              --------------     --------------
Other assets                                     $ 1,376.8          $ 1,377.4
Total assets                                      36,833.4           36,834.0
Retained earnings                                    826.3              824.8
Stockholders' Equity                               2,402.9            2,403.4
Compensation and benefits                             83.9               86.0
Net income                                            66.9               65.4
Operating earnings                                    81.2               79.6
Diluted EPS                                           0.25               0.24
Weighted average diluted shares (in millions)        269.9              269.0
Efficiency ratio                                     53.48%             54.07%


                                       J